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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 333-91367 and 333-66622) pertaining to employee benefit plans of BNS Co. of our report dated February 7, 2003, with respect to the consolidated financial statements of BNS Co. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.



                                                      /s/ ERNST & YOUNG LLP

Providence, Rhode Island
March 20, 2003